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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                                PLEDGE AGREEMENT

            This PLEDGE AGREEMENT (this "Pledge Agreement") is made and entered into as of May 24, 2004 by Thoratec Corporation, a California corporation (the "Pledgor"), having its principal office at 6035 Stoneridge Drive, Pleasanton, California 94588, in favor of U.S. Bank National Association, in its capacity as trustee (the "Trustee") for the holders from time to time (the "Holders") of the Notes (as defined below), issued by the Pledgor under the Indenture referred to below. Capitalized terms used and not defined in this Pledge Agreement have the meanings set forth or referred to in the Indenture.

                             PRELIMINARY STATEMENTS:

            (1) The Pledgor and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Initial Purchaser are party to a Purchase Agreement dated May 18, 2004 (the "Purchase Agreement"), pursuant to which the Pledgor will issue and sell to the Initial Purchaser $215,154,000 aggregate principal amount at maturity of Senior Subordinated Convertible Notes due 2034 (the "Initial Notes") and pursuant to which the Pledgor has granted to the Initial Purchaser an option to purchase all or any part of an additional $32,273,000 aggregate principal amount at maturity of Senior Subordinated Convertible Notes due 2034 (the "Option Notes" and, together with the Initial Notes, the "Notes").

            (2) The Pledgor and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing the Notes on the date hereof.

            (3) The Pledgor is the beneficial owner of, and desires to pledge the security entitlements (the "Pledged Security Entitlements") with respect to,
(i) the United States Treasury securities identified by CUSIP number in Schedule I hereto, and credited to the trust account with U.S. Bank National Association (the "Account Holder") and held by the Trustee, having ABA No. 091000022, Account No. 785834000, and entitled "Thoratec Corporation Senior Subordinated Convertible Notes due 2034, Collateral Pledge Account" (the "Pledged Account") and (ii) all other financial assets credited from time to time to the Pledged Account (collectively with the assets described in clause (i) above, the "Pledged Financial Assets");

            (4) To secure the obligation of the Pledgor under the Indenture and the Notes to pay all of each of the first six scheduled interest payments on the Notes when due and to secure repayment of the principal amount and interest on the Notes and Liquidated Damages (as defined in the Indenture), if any, in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (collectively, the "Obligations"), the Pledgor has agreed (i) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Collateral (as defined below) securing the payment and performance by the Pledgor of all of the Obligations and (ii) to execute and deliver this Pledge Agreement; the Collateral will be sufficient upon receipt of scheduled interest and principal payments in respect thereto to provide for the payment of the first six scheduled interest payments on the Notes;

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            (5) It is a condition precedent to the initial purchase of the Notes by the Initial Purchaser that the Pledgor shall have executed and delivered this Pledge Agreement; and

            (6) Unless otherwise defined herein or in the Indenture, terms used in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York ("UCC") and/or in the Federal Book Entry Regulations (as defined below) are used in this Pledge Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. The term "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2,
Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Initial Purchaser to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

            SECTION 1. Pledge and Grant of Security Interest. The Pledgor hereby pledges and grants to the Trustee, for its benefit and for the ratable benefit of the Holders of the Notes, a security interest in and continuing lien on all of the Pledgor's right, title and interest in and to the property set out in paragraphs (a) through (d) below (in each case, whether now owned or hereafter acquired or created by the Pledgor, wherever located and whether now or hereafter existing or arising and whether consisting of security accounts, securities (including United States Treasury securities), security entitlements, financial assets and other investment property, deposit accounts, payment intangibles and other general intangibles or any other property) (hereinafter collectively referred to as the "Collateral"):

            (a) the Pledged Financial Assets and the certificates, if any, representing the Pledged Financial Assets, and all dividends, interest, money (as defined in the UCC (for the avoidance of doubt)), instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Pledged Financial Assets;

            (b) the Pledged Account and all security entitlements with respect thereto, all Pledged Security Entitlements with respect to all Pledged Financial Assets from time to time credited, or required to be credited to the Pledged Account, any and all securities accounts in which the Pledged Security Entitlements are carried, and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Pledged Security Entitlements;

            (c) all other securities, securities entitlements and other financial assets hereafter acquired by the Pledgor pursuant to Article 12 of the Indenture; and

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            (d)   all proceeds of any and all of the Collateral (including,
without limitation, proceeds that constitute property of the types described in clauses (a), (b) and (c) of this Section 1), all investments of the Collateral and, to the extent not otherwise included, all payments in respect of insurance (whether or not the Trustee is the loss payee thereof) payable by reasons of loss or damage or any indemnity, warranty or guaranty, or otherwise and all cash proceeds, in each case with respect to the Collateral.

            SECTION 2. Security for Obligations. This Pledge Agreement secures, and the Collateral is collateral security for, (x) the prompt and complete payment and performance when due of the full amount of each of the first six scheduled payments of interest on the Notes and (y) for the period beginning on the date of this Pledge Agreement and ending on the scheduled date for the sixth scheduled payment of interest on the Notes, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations of the Pledgor, whether for principal, interest, Liquidated Damages, fees or otherwise, now or hereafter existing, under this Pledge Agreement, the Notes or the Indenture (all such obligations being the "Secured Obligations").

            SECTION 3. Maintaining the Pledged Account. So long as any Secured Obligation shall remain outstanding:

            (a) The Pledgor will maintain separately the Pledged Account with the Account Holder.

            (b) It shall be a term and condition of the Pledge Agreement, notwithstanding any term or condition to the contrary in any other agreement relating to the Pledged Account, and except as otherwise provided by Section 5 and Section 18 hereof, that no funds shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from the Pledged Account except as expressly provided in this Pledge Agreement.

            The Pledged Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

            SECTION 4. Delivery of Collateral. (a) All certificates or instruments representing or evidencing the Pledged Financial Assets or the Pledged Security Entitlements shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing any or all of the Collateral for certificates or instruments of smaller or larger denominations. Also, the Trustee shall have the right at any time to convert Collateral consisting of financial assets credited to the Pledged Account to Collateral consisting of financial assets held directly by the Trustee, and to convert Collateral consisting of financial assets held directly by the Trustee to Collateral consisting of financial assets credited to the Pledged Account.

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            (a) With respect to any Collateral in which the Pledgor has any right, title or interest and that constitutes an uncertificated security, the Pledgor shall cause the issuer thereof either (i) to register the Trustee as the registered owner of such security or (ii) to agree in writing with the Pledgor and the Trustee that such issuer will comply with instructions with respect to such security originated by the Trustee without further consent of the Pledgor, such agreement to be in form and substance satisfactory to the Trustee.

            (b) With respect to any Collateral in which the Pledgor has any right, title or interest and that constitutes a security entitlement, the Pledgor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Trustee as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in writing with the Pledgor and the Trustee that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which the Pledgor has a security entitlement) originated by the Trustee without further consent of the Pledgor, such agreement to be in substantially the form of Annex A hereto or otherwise in form and substance satisfactory to the Trustee.

            (c) With respect to any Collateral that constitutes a securities account, the Pledgor will comply with subsection (c) of this Section 4 with respect to all security entitlements held in such securities account.

            (d) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Security Entitlements, as provided in subsections (a) through (c) of this Section 4, the Trustee shall establish the Pledged Account with the Account Holder. Upon transfer of the Pledged Financial Assets to the Trustee, as confirmed to the Trustee by the securities intermediary, the Trustee shall make appropriate book entries indicating that the Pledged Financial Assets have been credited to and are held in the Pledged Account. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Trustee pursuant to this Pledge Agreement shall be held in the Pledged Account subject (except as expressly provided in Sections 5(a), (b) and (c) hereof) to the exclusive control (as defined in Section 8-106 of the UCC) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

            (e) All Collateral shall be retained in the appropriate account pending disbursement pursuant to the terms hereof.

            (f) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee shall deliver to the Pledgor a duly executed Control Agreement (the "Control Agreement"), in the form of Annex A hereto.

            (g) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee shall deliver to the Pledgor a duly executed Control Agreement (the "Control Agreement"), in the form of Annex A hereto.

            SECTION 5. Disbursements. (a) Three business days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (an "Issuer Order"), direct the Trustee to release from the Pledged Account and pay to the Holders of the Notes proceeds to provide for payment, in whole or in part, of such interest then due on the Notes. Upon receipt of an Issuer

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Order, the Trustee will (i) issue a Payment Order (as defined in the Control
Agreement) to the Account Holder for the release from the Pledged Account of such funds to the Trustee in accordance with such Issuer Order and (ii) pay such funds to the Holders of the Notes in accordance with the Indenture and the Notes. In the event that the funds released from the Pledged Account on any interest payment date are not sufficient to pay in full the interest due on the Notes on such interest payment date (a "Shortfall"), nothing in this Section 5 shall relieve the Pledgor of its obligations under the Notes and the Indenture to pay such Shortfall to the Holders of the Notes on such interest payment date; provided, however, that no such Shortfall shall be paid from proceeds of the Collateral unless such proceeds constitute a Surplus (as defined below). Furthermore, nothing in this Pledge Agreement shall relieve the Pledgor of its obligations under the Notes and the Indenture to pay Liquidated Damages, if any. In the event that the funds available for release from the Pledged Account on any interest payment date exceed the interest due on the Notes on such interest payment date (a "Surplus"), such Surplus shall be retained in the Pledged Account and may be applied to the next Shortfall(s), if any. Nothing in this
Section 5 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

            (b) If the Pledgor makes any of the first six scheduled interest payments on the Notes or portion of such an interest payment from a source of funds other than the Pledged Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment, direct the Trustee pursuant to an Issuer Order to issue a Payment Order (as defined in the Control Agreement) to the Account Holder for the release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Pledged Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment; provided, however, that the foregoing shall not apply in the event that such payment of Pledgor Funds is made in order to compensate for any Shortfall. Upon receipt by the Trustee of such Issuer Order and provided the Trustee has received such interest payment, the Trustee shall direct the Account Holder pursuant to a Payment Order to pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Pledged Account as soon as practicable.

(c) At least three Business Days prior to the due date of each of the first six scheduled interest payments on the Notes, the Pledgor shall give the Trustee notice (by Issuer Order) as to whether such interest payment will be made pursuant to Section 5(a) or 5(b) above and the respective amounts of interest that will be paid from the Pledged Account and from Pledgor Funds. Any Pledgor Funds to be used to make any interest payment shall be delivered to the Trustee, in immediately available funds, prior to 10:00 a.m. (New York City time) on such interest payment date. If no such notice is given or such Pledgor Funds have not been so delivered, the Trustee will act pursuant to Section 5(a) above as if it had received an Issuer Order pursuant thereto for the payment of the interest then due from the Pledged Account.

(d) The Trustee shall instruct the Account Holder to liquidate Collateral in the Pledged Account (pursuant to written instructions from the Pledgor) in order to make any of the scheduled payments of interest on the Notes, unless there are sufficient funds in the Pledged Account on such interest payment date. The Trustee shall be entitled to instruct the Account Holder to sell any Collateral as contemplated hereunder prior to the maturity of such Collateral and shall not be responsible for any costs and expenses of such sale.

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            (e)   Nothing contained in this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any of the Pledged Security Entitlements or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any Pledged Security Entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Pledged Financial Assets or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of collateral pledged to and subject to the exclusive control (except as expressly provided in Sections 5(a) and (b) hereof prior to an Event of Default) of the Trustee in its capacity as such (and not as a securities intermediary) before the payment in full, when due, of the first six scheduled interest payments on the Notes. The Pledgor acknowledges, confirms and agrees that the Trustee is an entitlement holder of the Pledged Security Entitlements solely as Trustee for the Holders of the Notes and not as a securities intermediary.

            SECTION 6. Investing of Amounts in the Pledged Account. If requested and as directed in writing by the Pledgor, the Trustee will, subject to the provisions of Sections 3, 5 and 13 of this Pledge Agreement, from time to time, instruct the Account Holder to invest interest paid on the Pledged Financial Assets and reinvest other proceeds of any Pledged Financial Assets that may mature or be sold, in each case, in (i) identified United States Treasury securities or (ii) selected shares of a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which consists of United States Treasury securities, in each case credited to the Pledged Account. For tax reporting and withholding purposes, all income earned on investments held by the Trustee shall be allocated to the Pledgor and, within ten days after the date of this Pledge Agreement, the Pledgor shall provide such tax reporting documents to the Trustee as the Trustee may request.

            SECTION 7. Representations and Warranties. The Pledgor hereby represents and warrants that:

            (a) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Trustee and enforceability of the Pledge Agreement against the Trustee in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 13(d), Section 19(h) and Section 19(l) hereof may be limited by applicable law.

            (b) As of the date hereof and each Date of Delivery, (i) the Pledgor's exact legal name (as defined in Section 9-503(a) of the UCC) is Thoratec Corporation and (ii) the Pledgor is located (within the meaning of Section 9-307 of the UCC) in the State of California and has its chief executive office in the State of California.

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            (c)   The Pledgor is the legal and beneficial owner of the
Collateral free and clear of any Lien, claim, option or right of others (except for the security interests created by this Pledge Agreement and any Liens permitted under the Indenture). No effective financing statement or instrument similar in effect covering all or any part of the Collateral or listing the Pledgor or any trade name of the Pledgor with respect to all or any part of the Collateral is on file in any public or recording office, other than the financing statements filed pursuant to this Pledge Agreement.

            (d) All filings and other actions (including, without limitation, (A) actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (B) actions necessary to perfect the Trustee's security interest with respect to the Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral created under this Pledge Agreement have been duly made or taken and are in full force and effect, and this Pledge Agreement creates in favor of the Trustee for its benefit and the ratable benefit of the Holders of the Notes a valid and, together with such filings and other actions, a perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

            (e) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Articles of Incorporation of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

            (f) No consent of any other person and no approval, authorization, order of, action by, notice to, filing or qualification with, any governmental authority, regulatory body, agency or other third party is required for (i) the grant by the Pledgor of the pledge and security interest granted under this Pledge Agreement, (ii) the execution or delivery by the Pledgor of, or the performance by the Pledgor of its obligations under, this Pledge Agreement,
(iii) the perfection or maintenance of the pledge and security interest created hereunder (including the first priority nature of such pledge or security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been delivered to the Trustee and which, when filed, shall be in full force and effect, or (iv) for the exercise by the Trustee of its voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

            (g) As of the date hereof and each Date of Delivery, there are no legal or governmental proceedings pending or, to the Pledgor's knowledge, threatened to which the Pledgor is a party or to which any of the properties of the Pledgor is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

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            (h)   The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

            (i) As of the date hereof and each Date of Delivery, no Event of Default (as defined below) exists.

            SECTION 8. Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, and that the Trustee may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Trustee hereunder such note or instrument, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Trustee may reasonably request, in order to perfect and preserve the pledge and security interest granted or purported to be granted hereby; (iii) deliver and pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes certificates representing Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (iv) deliver to the Trustee evidence that all other action that the Trustee may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Pledgor under this Pledge Agreement has been taken.

            (b) The Pledgor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, with respect to the Collateral, in each case without the signature of the Pledgor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. Such financing statements may describe the Collateral by reference to an attached photocopy or other reproduction of this Pledge Agreement, or in any manner similar in scope to the description of the Collateral provided in Section 1. The Pledgor ratifies its authorization for the Trustee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

            (c) The Pledgor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

            (d) The Pledgor will promptly pay all reasonable costs and expenses incurred in connection with any of the foregoing within 45 days after receipt of an invoice therefor. The Pledgor also agrees, promptly upon request by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

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            SECTION 9. Covenants. The Pledgor covenants and agrees with the
Trustee and the Holders of the Notes that, from and after the date of this Pledge Agreement until the earlier to occur of (x) payment in full in cash of each of the first six scheduled interest payments on the Notes when due under the terms of the Indenture and (y) payment in full of all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the scheduled date for payment of the sixth scheduled interest payment on the Notes:

            (a) except as permitted under the Indenture, (A) it will not (and will not purport to) sell, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (B) it will not create or suffer to exist any Lien or other adverse interest upon or with respect to any of the Collateral or its beneficial interest therein (except for the security interests granted under this Pledge Agreement);

            (b) except as permitted under the Indenture, it will not (A) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (B) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest;

            (c) it will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 7(b) hereof without first giving at least 10 days' prior written notice to the Trustee and taking all action required by the Trustee for the purpose of perfecting or protecting the security interest granted by this Pledge Agreement; and

            (d) it will, and will cause the Trustee and the Account Holder to, execute and deliver on or prior to any Date of Delivery (as defined in Section 2(b) of the Purchase Agreement) a supplement to this Pledge Agreement, reasonably satisfactory to the Initial Purchaser, providing for the pledge of additional Collateral to secure all Obligations in respect of the Option Notes.

            SECTION 10. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby irrevocably appoints the Trustee as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that is necessary or advisable or as the Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to:

            (a) ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

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            (b)   receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

            (c) file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral, and

            (d) pay or discharge taxes or Liens levied or placed upon the Collateral that the Pledgor has failed to pay or discharge in accordance herewith, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand;

provided, however, that the Trustee shall have no obligation to perform any of the foregoing actions. The Trustee's authority under this Section 10 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral granted hereunder and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

            If the Pledgor fails to perform any agreement contained herein, the Trustee may, but without obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under Section 12 hereof.

            SECTION 11. No Assumption of Duties; Reasonable Care. The powers conferred on the Trustee hereunder are solely to protect the security interest of the Trustee for its benefit and the ratable benefit of the Holders of the Notes in the Collateral and shall not impose any duty on the Trustee to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral or
(c) investing or reinvesting any of the Collateral or any loss on any investment. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. The Trustee shall be entitled to all the rights, benefits, privileges and immunities accorded to it under the Indenture.

            SECTION 12. Indemnity and Expenses. (a) The Pledgor agrees to indemnify, defend and save and hold harmless the Trustee, and each Holder of Notes and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except to the extent such claim, damage, loss, liability or expense is from such Indemnified Party's gross negligence or willful misconduct.

            (b) The Pledgor will, within five business days after demand, pay to the Trustee the amount of any and all reasonable fees and expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Trustee may incur in connection with (i) the review and negotiation of the Indenture and this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or the Holders of the Notes hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

            SECTION 13. Remedies. If any Event of Default under the Indenture (including, without limitation, any default hereunder constituting an Event of Default (any such Event of Default being referred to in this Pledge Agreement as an "Event of Default")) shall have occurred and be continuing and payments on the Notes shall have been accelerated in accordance with the provisions of the
Indenture:

            (a) The Trustee and the Holders of the Notes may exercise in respect of the Collateral, in addition to all other rights and remedies given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

            (b) Any cash held by or on behalf of the Trustee and all cash proceeds received by or on behalf of the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall (after payment of any amounts payable to the Trustee pursuant to Section 12(b) of this Pledge Agreement) be promptly released by the Trustee for payment to the Holders of the Notes and be applied first to any accrued and unpaid interest on the Notes, second, to the repayment of the principal amount of the Notes and Liquidated Damages (if any) on the Notes, and third, to the extent available, against the remaining Secured Obligations. Any surplus of such cash or cash proceeds held by or on behalf of the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Secured Obligations or any part thereof.

            (d) The Pledgor agrees to (i) provide the Trustee with such information as may be necessary, or in the opinion of the Trustee, advisable to enable the Trustee to effect the sale of the Collateral and (ii) use its reasonable best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law.

            SECTION 14. Security Interest Absolute. This Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Trustee or any Holder of the Notes or by any other Person upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise, all as though such payment had not been made.

            SECTION 15. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement, and no consent to any departure by the Pledgor from any provision of this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Trustee or any Holder of the Notes to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

            SECTION 16. Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties:

                  if to the Pledgor:

                        Thoratec Corporation
                        6035 Stoneridge Drive
                        Pleasanton, California 94588
                        Attention: General Counsel
                        Telephone: (925) 847-6000
                        Fax: (925) 847-8574

                        with a copy to:

                        Gibson, Dunn & Crutcher LLP
                        One Montgomery Street, Suite 3100
                        San Francisco, California 94104
                        Attention: Gregory J. Conklin
                        Telephone: (415) 393-8200
                        Fax: (415) 986-5309

                  if to the Trustee:

                        U.S. Bank National
                        Association 633 West Fifth
                        Street, 24th Floor Los
                        Angeles, California 90071
                        Attention: Paula Oswald
                        Telephone: (213) 615-6043
                        Fax: (213) 615-6197

All such notices and other communications shall, when mailed, delivered or telecopied, respectively, be effective when deposited in the mails, delivered or telecopied, respectively, addressed as aforesaid. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

            SECTION 17. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and (a) shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the Holders of the Notes and their respective successors, transferees and assigns.

            SECTION 18. Termination. This Pledge Agreement (other than the Pledgor's obligations under Section 12 hereof) shall terminate upon the earlier of (i) the redemption of the Notes in whole, (ii) the payment in full of each of the first six scheduled interest payments on the Notes when due, or (iii) the discharge of the Indenture. Upon any such termination, without any necessary action on the part of the Pledgor or the Trustee or Account Holder, (i) the Control Agreement(s) will terminate and control of the Pledged Account and the Pledged Security Entitlements shall revert to the Pledgor, (ii) the Trustee shall promptly notify the Account Holder and obtain from the Account Holder and deliver to the Pledgor all certificates and instruments representing any portion of the Pledged Financial Assets constituting certificated securities and (iii) the Trustee shall no longer have any rights in any of the Collateral.

            SECTION 19. Miscellaneous Provisions.

            (a) No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

            (b) Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

            (c) Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            (d) Counterpart Originals. This Pledge Agreement may be signed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Pledge Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Pledge Agreement.

            (e) Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes and the Account Holder, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

            (f) Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

            (g) Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement, except as otherwise specified in such representations, warranties and covenants.

            (h) Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

            (i) Authority of the Trustee. (i) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                  (ii) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

            (j) Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

            (k) Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

            (l) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages. (i) This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (ii) The Pledgor agrees that the Trustee shall, in its capacity as trustee or in the name and on behalf of any Holder of Notes, have the right, to the extent permitted by applicable law, to proceed against the Pledgor or the Collateral in a court in any location reasonably selected in good faith (and having personal or in rem jurisdiction over the Pledgor or the Collateral, as the case may be) to enable the Trustee to realize on the Collateral, or to enforce a judgment or other court order entered in favor of the Trustee. The Pledgor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Trustee to realize on such property or to enforce a judgment or other court order in favor of the Trustee, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted. The Pledgor waives any objection that it may have to the location of the court in the City of New York once the Trustee has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

                  (iii) The Pledgor agrees that neither any Holder of Notes nor (except as otherwise provided in this Pledge Agreement or the Indenture) the Trustee in its capacity as trustee shall have any liability to the Pledgor (whether arising in tort, contract or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, unless such losses were the result of acts or omissions on the part of the Trustee or such Holder of Notes, as the case may be, constituting bad faith, gross negligence or willful misconduct.

                  (iv) To the extent permitted by applicable law, the Pledgor waives the posting of any bond otherwise required of the Trustee or any Holder of Notes in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Pledge Agreement or any related agreement or document entered in favor of the Trustee or any Holder of Notes, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction, this Pledge Agreement or any related agreement or document between the Pledgor on the one hand and the Trustee and/or the Holders of the Notes on the other hand.

            IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                   Pledgor:

                                   THORATEC CORPORATION

                                   By: /s/ D. Keith Grossman
                                       -----------------------------------------
                                   Name: D. Keith Grossman
                                   Title: President and Chief Executive Officer

                    [Signature page to the Pledge Agreement]

                                   IN WITNESS WHEREOF, the Pledgor and the
                                   Trustee have each caused this Pledge
                                   Agreement to be duly executed and
                                   delivered as of the date first above
                                   written.

                                   Trustee:

                                   U.S. BANK NATIONAL ASSOCIATION

                                   By: /s/ Paula M. Oswald
                                       -----------------------------------------
                                       Name: Paula M. Oswald
                                       Title: Vice President

                    [Signature page to the Pledge Agreement]

                                   SCHEDULE I

                            Pledged Financial Assets

Par Amount                 Maturity Date           CUSIP No.
----------              ------------------         ---------
1,419,000                November 15, 2004         912833FV7

1,485,000                   May 15, 2005           912833FW5

1,485,000                November 15, 2005         912833FX3

1,485,000                   May 15, 2006           912833FY1

1,485,000                November 15, 2006         912833FZ8

1,485,000                   May 15, 2007           912833GA2

                                     Sch - 1

                                                                         ANNEX A

                                CONTROL AGREEMENT

            This CONTROL AGREEMENT (this "Agreement") dated as of May 24, 2004 by and among Thoratec Corporation (the "Pledgor") and U.S. Bank National Association, in its capacity as trustee (the "Trustee"), and U.S. Bank National Association, a national banking association, in its capacity as securities intermediary and depository bank (the "Account Holder").

                             PRELIMINARY STATEMENTS:

            (1) The Pledgor has granted the Trustee a security interest (the "Security Interest") in certain security entitlements (the "Pledged Security Entitlements") with respect to certain U.S. Treasury securities (the "Pledged Financial Assets") identified on Schedule I attached hereto maintained by the Trustee with the Account Holder and carried from time to time in an account with the Account Holder, ABA No. 091000022, Account No. 785834000, and entitled "Thoratec Corporation Senior Subordinated Convertible Notes due 2034, Collateral Pledge Account" (the "Pledged Account") and all additions thereto and substitutions and proceeds thereof (collectively, the "Collateral"), pursuant to, and as more particularly described in, a Pledge Agreement dated as of May 18, 2004, among the Pledgor and the Trustee (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"; terms defined in the Pledge Agreement and not otherwise defined herein are used herein as therein defined). The Pledgor acknowledges having received value for such pledge of the Collateral.

            (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used in this Agreement (including, without limitation, paragraph (1) above) as such terms are defined in such Article 8 or 9.

            (3) The Pledgor, the Trustee and the Account Holder are delivering this Agreement pursuant to the terms of the Pledge Agreement.

            NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

            SECTION 1. Notice of Exclusive Control. The Pledgor and Trustee are entering into this Agreement to perfect, and confirm the first priority lien of, the Trustee's Security Interest in the Collateral. The Account Holder agrees to promptly make all necessary entries or notations in its books and records to reflect the Trustee's Security Interest in the Collateral and to apply any value distributed on account of any Pledged Financial Assets as directed in writing by the Trustee without further consent from the Pledgor. The Account Holder acknowledges that the Trustee has exclusive control over the Pledged Account and all Pledged Security Entitlements contained therein from time to time.

            SECTION 2. The Account. The Account Holder represents and warrants to, and agrees with, the Pledgor and the Trustee and the Holders of the Notes that:

            (a) The Account Holder has established the Pledged Account and shall not change the name or account number of the Pledged Account without the prior written consent of the Trustee.

            (b) The Account Holder maintains the Pledged Account for the Trustee, and all property (including, without limitation, all funds and financial assets) held by the Account Holder for the account of the Trustee is, and will continue to be, credited to the Pledged Account. The Account Holder is a securities intermediary (as defined in Section 8-102(a)(xiv) of the UCC) and is acting in such capacity in relation to the Trustee, the Pledgor and the Pledged Account and with respect to all property credited thereto, from time to time.

            (c) The Pledged Account is a securities account. The Account Holder is the securities intermediary with respect to financial assets credited to the Pledged Account from time to time. The Trustee is the entitlement holder with respect to financial assets credited from time to time to the Pledged Account.

            (d) All financial assets in registered form or payable to or to the order of and credited to the Pledged Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Account Holder and in no case during the term of the Pledge Agreement will any financial asset credited to the Pledged Account be registered in the name of, payable to or to the order of, or endorsed to, the Pledgor, except to the extent the foregoing have been subsequently endorsed by the Pledgor to the Account Holder or in blank.

            (e) Notwithstanding any other agreement to the contrary, the Account Holder's jurisdiction with respect to the Pledged Account for purposes of the UCC is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

            (f) The Account Holder does not know of any claim to or interest in the Pledged Account or any property (including, without limitation, all funds and financial assets) credited to the Pledged Account, except for claims and interests of the parties referred to in this Agreement.

            SECTION 3. Control by Trustee. (a) The Account Holder will comply with (A) all written instructions directing disposition of the funds in the Pledged Account (such instructions, a "Payment Order"), (B) all notifications and entitlement orders that the Account Holder receives directing it to transfer or redeem any financial asset in the Pledged Account and (C) all other directions concerning the Collateral, including, without limitation, directions to distribute to the Trustee proceeds of any such transfer or redemption or interest on any property in the Pledged Account (any such instruction, notification or direction referred to in clause (A), (B) or (C) above being an "Account Direction"), in each case of clauses (A), (B) and (C) above originated by the Trustee without further consent by the Pledgor or any other person.

            (b) The Trustee hereby acknowledges that it shall maintain and exercise control of the Pledged Account on behalf of the Holders of the Notes.

            (c) The Account Holder will not (i) comply with Account Directions or other directions concerning the Collateral originated by the Pledgor or (ii) distribute to the Pledgor interest or other distributions on or in respect of the Collateral, unless instructed to do so by the Trustee, in its absolute discretion.

            SECTION 4. Priority of Trustee's Security Interest. (a) The Account Holder (i) hereby subordinates to the Security Interest and in favor of the Trustee any security interest, lien, or right of setoff the Account Holder may have, now or in the future, against the Pledged Account or property in the Pledged Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of setoff until the Security Interest is terminated, except that the Account Holder will retain its prior lien on property in the Pledged Account to secure payment for property purchased for the Pledged Account and normal commissions and fees for the Pledged Account.

            (b) The Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to the Pledged Account.

            SECTION 5. Statements, Confirmations, and Notices of Adverse Claims.
(a) The Account Holder will send copies of all statements and confirmations for the Pledged Account simultaneously to the Pledgor and the Trustee. So long as the Trustee and the Account Holder are the same institution, the Account Holder is not required to send copies of statements and confirmations as provided in the preceding sentence.

            (b) When the Account Holder knows of any claim or interest in the Pledged Account or any property credited to the Pledged Account other than the claims and interests of the parties referred to in this Agreement, the Account Holder will promptly notify the Trustee and the Pledgor of such claim or interest.

            SECTION 6. The Account Holder's Responsibility. (a) The Account Holder will not be liable to the Pledgor or the Trustee or the Holders of the Notes for complying with an Account Direction or other direction concerning the Collateral originated by the Trustee, even if the Pledgor notifies the Account Holder that the Trustee is not legally entitled to issue the Account Direction or such other direction unless the Account Holder takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

            (b) This Agreement does not create any obligation of the Account Holder except for those expressly set forth in this Agreement, in Part 5 of
Article 8 of the UCC, or in Article 4 of the UCC. In particular, the Account Holder need not investigate whether the Trustee is entitled under the Trustee's agreements with the Pledgor to give an Account Direction or other direction concerning the Pledged Account. The Account Holder may conclusively rely on notices and communications it believes given by the appropriate party.

            (c) In no event shall the Account Holder or any of its affiliates, shareholders, directors, officers, employees or agents be liable for indirect, special, punitive, incidental or consequential damages of any kind whatsoever even if advised of the possibility of such damages, other than such damages caused by its own bad faith, gross negligence or willful misconduct.

            (d) Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Account Holder and its affiliates, shareholders, directors, officers, employees or agents:

                  (i) shall have no responsibilities, obligations or duties in respect of the subject matter hereof other than those expressly set forth in this Agreement, and no implied duties, responsibilities, covenants or obligations shall be read into this Agreement against the Account Holder. Without limiting the foregoing, the Account Holder shall have no duty or authority to determine and/or investigate whether or not an event of default exists under any agreement between the Pledgor and the Trustee, or to determine and/or investigate whether or not the Trustee is entitled to give any Account Direction with respect to the Collateral;

                  (ii) may in any instance where the Account Holder determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action hereunder, or as to any of the requirements of this Agreement under the circumstance before it, delay or refrain from taking any action unless and until it shall have received appropriate written instructions from the Trustee or advice from legal counsel selected by it (or other appropriate advisor), as the case may be, detailing the action required to be taken hereunder and the Account Holder may rely conclusively on any such instructions or advice;

                  (iii) so long as it and they shall have acted (or refrained from acting) in good faith and within the reasonable belief that such action or omission is duly authorized or within the discretion or powers granted to it hereunder, shall not be responsible or liable for any error of judgment in any action taken, suffered or omitted by it or them, or for any act done or step taken or omitted, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction on its (or their) part;

                  (iv) will not be responsible or liable to the Pledgor, the Trustee, or any other person or entity whatsoever for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement (provided, however, that the Account Holder warrants that the Account Holder has legal capacity and has been duly authorized to enter into this Agreement) or for any statement, warranty or representation made by any other party in connection with this Agreement;

                  (v) will not incur any responsibility or liability by acting or not acting in reliance upon advice of counsel, or upon any notice, consent, certificate, instruction, Account Direction, statement, wire instruction, telecopy or other writing reasonably and in good faith believed by it or them to be genuine and in conformance with this Agreement and signed or sent by the proper party or parties and contemplated herein; and

                  (vi) shall not be required to expend or risk its or their own funds, or to take any action (including the institution or defense of legal proceedings) which in its or their reasonable judgment may cause it or them to incur or suffer any expense or liability, unless the

Account Holder shall have been provided with security or indemnity, acceptable to Account Holder in its sole discretion, for the payment of the costs, expenses (including reasonable attorneys' fees) and liabilities which may be incurred therein or thereby.

            (e) If any Collateral subject to this Agreement is at any time attached or levied upon, or in case the transfer or delivery of any such Collateral shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such Collateral, the Account Holder is authorized to comply with any such order in any manner as the Account Holder or its legal counsel reasonably deems appropriate. The Account Holder shall give prompt written notice to the Pledgor and the Trustee of any such attachment, levy, stay, injunction or legal process. If the Account Holder complies with any process, order, writ, judgment or decree relating to the Collateral subject to this Agreement, then the Account Holder shall not be liable or responsible to the Pledgor, the Trustee, or any other person or entity whatsoever even if such order, writ, judgment, decree or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

            (f) The Account Holder shall not be liable or responsible for any delays or failures in performance of any of its duties hereunder which result from events or conditions beyond its reasonable control and so long as the same exist or continue and cannot reasonably be remedied by the Account Holder in accordance with its normal business practices. Such events or conditions shall include, but shall not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures (including the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility), power failures, earthquakes or other disasters.

            (g) Subject to the provisions hereof, so long as the Account Holder and the Trustee are the same institution, the Account Holder may rely on written directions given by the Pledgor to the Trustee (including but not limited to Issuer Orders) and shall not require separate corresponding instructions from the Trustee (including but not limited to Payment Orders).

            SECTION 7. Indemnity. The Pledgor will indemnify the Account Holder, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Account Holder's gross negligence or willful misconduct.

            SECTION 8. Termination; Survival. (a) This Agreement shall terminate automatically upon receipt by the Account Holder of written notice executed by an authorized officer of the Trustee that (i) all of the Secured Obligations have been paid in full in cash or otherwise satisfied or (ii) all of the Collateral has been released, whichever is earlier, and the Account Holder shall thereafter be relieved of all duties and obligations hereunder. The Account Holder may terminate this Agreement on 60 days' prior notice to the Trustee and the Pledgor, provided that before such termination the Account Holder and the Pledgor shall make arrangements to transfer the property in the Pledged Account to another securities intermediary that shall have executed, together with the Trustee and the Pledgor, a control agreement in favor of the Trustee and the Holders of the Notes in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Trustee.

            (b) In the event that the Trustee no longer serves as Trustee for the Collateral, the Trustee, the Account Holder and the Pledgor shall make arrangements for another Person to assume the rights and obligations of the Trustee hereunder, and such Person shall have executed, together with the Account Holder and the Pledgor, a control agreement in favor of such Person and the Holders of the Notes in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Trustee.

            (c) Sections 7 and 8 will survive termination of this Agreement.

            SECTION 9. Conflict with Other Agreements. (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

            (b) The Account Holder hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Account Holder and the Pledgor with respect to the Pledged Account;

                  (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Pledged Account and/or any financial assets credited thereto or funds therein pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

                  (iii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Trustee purporting to limit or condition the obligation of the Account Holder to comply with Account Directions as set forth in Section 3 hereof.

            SECTION 10. Permitted Investments. In accordance with the Pledge Agreement, the Trustee shall direct the Account Holder with respect to the selection of investments to be made with the funds in the Pledged Account.

            SECTION 11. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter. The Trustee and the Account Holder shall be entitled to all the rights, benefits, privileges and immunities accorded to the Trustee under the Indenture.

            SECTION 12. Amendments. No modification, amendment or waiver of, nor consent to any departure by any party from, any provision of this Agreement will be effective unless made in writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            SECTION 13. Financial Assets. The Account Holder agrees with Trustee and the Pledgor that all property credited from time to time to the Pledged Account will be treated as financial assets under Article 8 of the UCC.

            SECTION 14. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the Pledgor's and the Trustee's addresses as set forth in the Pledge Agreement, and to the Account Holder's address as set forth on the signature page below, or to such other address as any party may give to the others in writing for such purpose.

            SECTION 15. Binding Effect. This Agreement shall become effective when it shall have been executed by the Pledgor, the Trustee and the Account Holder, and thereafter shall be binding upon and inure to the benefit of the Pledgor, the Trustee and the Account Holder and their respective successors and assigns.

            SECTION 16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 17. Governing Law and Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereby irrevocably submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction and venue of the courts of the State of New York, the courts of the United States of America in New York, and appellate courts from any thereof.

            SECTION 18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Pledgor:

                                THORATEC CORPORATION

                                   By: /s/ D. Keith Grossman
                                       ----------------------------------------
                                   Name: D. Keith Grossman
                                   Title: President and Chief Executive Officer

                    [Signature page to the Control Agreement]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Trustee:

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Paula M. Oswald
                                    --------------------------------------------
                                    Name: Paula M. Oswald
                                    Title: Vice President

                    [Signature page to the Control Agreement]

            A - 10 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Account Holder:

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Paula M. Oswald
                                    --------------------------------------------
                                    Name: Paula M. Oswald
                                    Title: Vice President

                                Address for Notices:

                                U.S. Bank National Association
                                633 West Fifth Street, 24th Floor
                                Los Angeles, California 90071
                                Fax:  (213) 615-6197
                                Attention: Paula Oswald

                    [Signature page to the Control Agreement]

                                   SCHEDULE I

                            Pledged Financial Assets

Par Amount                Maturity Date                 CUSIP No.
----------                -------------                 ---------
1,419,000               November 15, 2004               912833FV7

1,485,000                  May 15, 2005                 912833FW5

1,485,000               November 15, 2005               912833FX3

1,485,000                  May 15, 2006                 912833FY1

1,485,000               November 15, 2006               912833FZ8

1,485,000                  May 15, 2007                 912833GA2

                           PLEDGE AGREEMENT SUPPLEMENT

            This PLEDGE AGREEMENT SUPPLEMENT (this "Supplement") is made and entered into as of June 7, 2004 by Thoratec Corporation, a California corporation (the "Pledgor"), having its principal office at 6035 Stoneridge Drive, Pleasanton, California 94588, in favor of U.S. Bank National Association, in its capacity as trustee (the "Trustee") for the holders from time to time (the "Holders") of the Notes (as defined in the Pledge Agreement referred to below), issued by the Pledgor under the Indenture referred to below.

                             PRELIMINARY STATEMENTS:

            (1) The Pledgor and the Trustee have entered into the Pledge Agreement dated as of May 24, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"). Capitalized terms used and not defined in this Supplement have the meanings set forth or referred to in the Pledge Agreement.

            (2) The Pledgor and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as the initial purchaser (the "Initial Purchaser") are party to the Purchase Agreement dated May 18, 2004 (the "Purchase Agreement"), pursuant to which the Pledgor has issued and sold to the Initial Purchaser $215,154,000 aggregate principal amount at maturity of Senior Subordinated Convertible Notes due 2034 (the "Initial Notes") and pursuant to which the Pledgor has granted to the Initial Purchaser an option to purchase all or any part of an additional $32,273,000 aggregate principal amount at maturity of Senior Subordinated Convertible Notes due 2034 (the "Option Notes" and, together with the Initial Notes, the "Notes").

            (3) The Pledgor and the Trustee have entered into the Indenture dated as of May 24, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor issued the Initial Notes on May 24, 2004 and pursuant to which the Pledgor is issuing the Option Notes on the date hereof.

            (4) The Initial Purchaser exercised its option to purchase all of the Option Notes, and the Pledgor has issued and sold to the Initial Purchaser the Option Notes on the date hereof.

            (5) The Pledgor is the beneficial owner of, and desires to pledge additional security entitlements (the "Additional Pledged Security Entitlements") with respect to the United States Treasury securities identified by CUSIP number as set forth on Exhibit A hereto, and credited to the Pledge Account; and

            (6) To secure all Obligations in respect of the Option Notes, the Pledgor has agreed (i) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Option Notes, a security interest in additional Collateral, including the Additional Pledged Security Entitlements, securing the payment and performance by the Pledgor of all of the Obligations in respect of the Option Notes and (ii) to execute and deliver this Supplement.

            NOW THEREFORE, the parties hereto agree as follows:

            SECTION 1. The Pledgor hereby acknowledges and confirms that (a) the Additional Pledged Security Entitlements have been duly pledged as Pledged Financial Assets under the Pledge Agreement and are subject to the security interest granted under the Pledge Agreement and (b) the Additional Pledged Security Entitlements are subject to the terms and provisions of the Pledge Agreement as Pledged Financial Assets thereunder.

            SECTION 2. Schedule I to the Pledge Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule I as attached hereto.

            SECTION 3. On and after the date of this Supplement (i) each reference in the Pledge Agreement to "this Pledge Agreement", "hereunder", "hereof" or words of like import referring to the Pledge Agreement shall mean and be a reference to the Pledge Agreement as supplemented by this Supplement and (ii) each reference in the Pledge Agreement to "Schedule I" shall mean and be a reference to Schedule I as amended by this Supplement.

            SECTION 4. Except for the modifications explicitly set forth in this Supplement, no other amendments or modifications have been made to the Pledge Agreement hereby and all other terms and provisions of the Pledge Agreement shall remain in full force and effect.

            SECTION 5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Supplement.

            SECTION 6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement Supplement to be duly executed and delivered as of the date first above written.

                                Pledgor:

                                THORATEC CORPORATION

                                By: /s/ D. Keith Grossman
                                    --------------------------------------------
                                Name: D. Keith Grossman

                                Title: President and Chief Executive Officer

                                Trustee:

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Paula M. Oswald
                                    --------------------------------------------
                                Name: Paula M. Oswald
                                Title: Vice President

               [Signature page to the Pledge Agreement Supplement]

                                                                       EXHIBIT A

                    Additional Pledged Security Entitlements

Par Amount                       Maturity Date             CUSIP No.
-----------                    -----------------           ---------
  213,000                      November 15, 2004           912833FV7

  223,000                         May 15, 2005             912833FW5

  223,000                      November 15, 2005           912833FX3

  223,000                         May 15, 2006             912833FY1

  223,000                      November 15, 2006           912833FZ8

  223,000                         May 15, 2007             912833GA2

                                   Exhibit A

                                   SCHEDULE I

                            Pledged Financial Assets

                      Initial Pledged Security Entitlements

Par Amount                       Maturity Date             CUSIP No.
-----------                    -----------------           ---------
1,419,000                      November 15, 2004           912833FV7

1,485,000                         May 15, 2005             912833FW5

1,485,000                      November 15, 2005           912833FX3

1,485,000                         May 15, 2006             912833FY1

1,485,000                      November 15, 2006           912833FZ8

1,485,000                         May 15, 2007             912833GA2

                     Additional Pledged Security Entitlement

 213,000                       November 15, 2004           912833FV7

 223,000                          May 15, 2005             912833FW5

 223,000                       November 15, 2005           912833FX3

 223,000                          May 15, 2006             912833FY1

 223,000                       November 15, 2006           912833FZ8

 223,000                          May 15, 2007             912833GA2

                                   Schdeule I